Exhibit 99.1

PRESS RELEASE

InfoSonics Reports First Quarter 2017 Results

SAN DIEGO, May 11, 2017 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its first quarter ended March 31, 2017.

“It was an extremely challenging quarter,” said Joseph Ram, President and CEO of InfoSonics. “The Chinese New Year fell in the middle of the quarter, which caused delivery delays from our suppliers, in addition to generally soft sales channels that were still clearing promotional inventories from year end.  Although operating expenses were down 27% from the prior year, we still sustained a significant loss.  In this competitive environment, we are taking actions to further reduce expenses, improve our operating efficiencies and product pricing and refine our product offerings.”

Net sales for the first quarter of 2017 amounted to $6.2 million, which represented a $3.2 million, or 34%, decrease from $9.4 million for the first quarter of 2016.  The decrease reflects a lack of sales to carrier customers in both Central and South America, as well as our exit late last year from the U.S. market.  These declines were partially offset by increased sales to Miami-based distributors selling to Latin America retailers.

Gross profit in the 2017 first quarter was $322,000, a 73% decrease compared to $1,178,000 for the first quarter of 2016.  Our gross profit margin as a percent of sales in the 2017 first quarter decreased to 5.2% compared to 12.5% for the 2016 first quarter.  These reductions were caused by price discounts given to customers in a challenging market, price protection given to certain big box retailers in order to promote sell-through, and the overall low level of sales that made it difficult to absorb fixed overhead costs.

Operating expenses in the first quarter of 2017 were $1,362,000, a 27% decrease compared to $1,857,000 in the 2016 first quarter.  The decrease largely reflects expense reduction actions we implemented during the second and third quarters of 2016.  The most significant decreases were in wages and benefits, marketing, product certification and professional fees.

The net loss for the 2017 first quarter was $1,104,000, $0.08 per share, compared to net loss of $903,000, $0.06 per share, in the first quarter of 2016.

At March 31, 2017, we had $1.3 million in cash, $9.3 million of net working capital and no outstanding funded debt.

About InfoSonics Corporation
InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and retailers in Latin America under the verykool® brand.  The company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value.  Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Past performance in any period may not be indicative of future results in the next period or the same period in a subsequent year.  We also experience seasonal revenue fluctuations that can be significant from one quarter to another.  Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict.  Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) the ability of the Company to restore and maintain profitability; (2) our ability to have access to adequate capital to fund operations, including the availability of vendor credit and availability under the Company’s bank line of credit; (3) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (4) our ability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) our ability to successfully introduce new products into target markets, increase sales and improve our gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions including a possible protective import tariff on Chinese products or weakening of U.S. trade relations with Mexico, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users and decrease profitability; (7) the ability to attract new sources of profitable business from expansion of products or services including iOT devices, applications and cloud-based solutions, or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships or shortages in product supply, including, but not limited to, those caused by recent and continuing industry consolidation of component suppliers; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal customer buying patterns; and (18) the impact of any litigation for or against the Company, including claims for infringement of intellectual property. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti
Chief Financial Officer
vern.loforti@infosonics.com
858-373-1675

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InfoSonics Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2017	2016
Net sales	$6,221	$9,410
Cost of sales	5,899	8,232
Gross profit	322	1,178
Selling, general and administrative expenses	1,362	1,857
Operating loss	(1,040)	(679)
Other expense:
Interest, net	(49)	(56)
Other expense	(12)	(165)
Loss before provision for income taxes	(1,101)	(900)
Provision for income taxes	(3)	(3)
Net loss	$(1,104)	$(903)
Net loss per share (basic and diluted)	$(0.08)	$(0.06)
Basic and diluted weighted-average number of common shares outstanding	14,389	14,389
Comprehensive loss:
Net loss	$(1,104)	$(903)
Foreign currency translation adjustments	320	(442)
Comprehensive loss	$(784)	$(1,345)

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	March 31, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,297	$2,200
Trade accounts receivable, net of allowance for doubtful accounts of $115 and $113, respectively	6,798	7,507
Other accounts receivable	12	62
Inventory	4,234	4,071
Prepaid assets	2,041	1,670
Total current assets	14,382	15,510
Property and equipment, net	111	132
Other assets	419	384
Total assets	$14,912	$16,026
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,573	$3,839
Accrued expenses	1,493	1,597
Total current liabilities	5,066	5,436
Commitments and Contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized; 14,389 and 14,389 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	14	14
Additional paid-in capital common stock	33,187	33,147
Accumulated other comprehensive loss	(2,375)	(2,695)
Accumulated deficit	(20,980)	(19,876)
Total stockholders’ equity	9,846	10,590
Total liabilities and stockholders’ equity	$14,912	$16,026

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(1,104)	$(903)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	21	21
Provision for obsolete inventory	—	57
Provision for bad debts	2	—
Stock-based compensation	40	77
(Increase) decrease in:
Trade accounts receivable	707	535
Other accounts receivable	50	14
Inventory	(163)	(350)
Prepaid assets	(371)	(72)
Other assets	(35)	(24)
Decrease in:
Accounts payable	(266)	(877)
Accrued expenses	(104)	(189)
Net cash used in operating activities	(1,223)	(1,711)
Cash flows from investing activities:
Purchase of property and equipment	—	(56)
Net cash used in investing activities	—	(56)
Effect of exchange rate changes on cash	320	(442)
Net decrease in cash and cash equivalents	(903)	(2,209)
Cash and cash equivalents, beginning of period	2,200	2,647
Cash and cash equivalents, end of period	$1,297	$438
Cash paid for interest	$72	$67
Cash paid for income taxes	$5	$—